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                                                                     Exhibit 5.1

                       [Letterhead of SEMCO Energy, Inc.]

                                 April 11, 2005

SEMCO Energy, Inc.
1411 Third Street, Suite A
Fort Huron, Michigan 48060

                  Re: SEMCO Energy, Inc.
                      Registration Statement on Form S-3

Ladies and Gentlemen:

            The arrangements for the registration statement on Form S-3 (the "Registration Statement") of SEMCO Energy, Inc., a Michigan corporation (the "Company") and SEMCO Capital Trust III (the "Trust"), filed on the date hereof by the Company and the Trust with the Securities and Exchange Commission (the "Commission"), have been taken under my supervision as Deputy General Counsel of the Company. The Registration Statement relates to: (1) the issuance and sale by the Company from time to time, pursuant to Rule 415 ("Rule 415") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with a proposed maximum aggregate offering price of up to $150,000,000: (a) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), each of which may be issued in one or more series; (b) shares of common stock (the "Common Shares"); (c) shares of preferred stock (the "Preferred Shares"), to be issued in one or more series; (d) preferred securities of the Trust and the related guarantee; (e) stock purchase contracts (the "Stock Purchase Contracts"), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of Common Shares or Preferred Shares at a future date or dates; and (f) stock purchase units (the "Stock Purchase Units") each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Shares or debt obligations of third parties, including United States treasury obligations, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing a holder's obligation to purchase Common Shares or Preferred Shares under the Stock Purchase Contracts.

            Any Senior Debt Securities are to be issued pursuant to the Senior Indenture entered into between the Company and the trustee named therein, which is filed as an exhibit to the Registration Statement (the "Senior Indenture"). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture entered into between the Company and the trustee named therein, which is filed as an exhibit to the Registration Statement (the "Subordinated Indenture" and, together with the Senior

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SEMCO Energy, Inc.
April 11, 2005
Page 2

Indenture, the "Indentures"). The Debt Securities, the Common Shares, the Preferred Shares, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the "Offered Securities."

            This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of:
(1) the Registration Statement; (2) the Articles of Incorporation of the Company as restated June 25, 1999 and amendments thereto, as in effect the date hereof, and the Certificate of Designation of 5.00% Series B Convertible Cumulative Preferred Stock filed March 19, 2005 (collectively, the "Articles"), as in effect on the date hereof; (3) the Bylaws of the Company (the "Bylaws"), as in effect on the date hereof; and (4) a copy of certain resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance and sale of the Offered Securities and other matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent I have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

            My opinion set forth below is limited to the laws of the State of Michigan that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered

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SEMCO Energy, Inc.
April 11, 2005
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Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

            1. With respect to any Common Shares to be offered pursuant to the Registration Statement (the "Offered Common Shares"), when (1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the issuance and sale of the Offered Common Shares have been duly established by all necessary corporate action in conformity with the Articles (as then in effect) and Bylaws (as then in effect), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (4) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (5) certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 1, I have assumed that, at the time of issuance of any Offered Common Shares, the Certificate, the Bylaws and the Michigan Business Corporation Act (the "MBCA") shall not have been amended so as to affect the validity of such issuance.

            2. With respect to any series of Preferred Shares to be offered pursuant to the Registration Statement (the "Offered Preferred Shares"), when
(1) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (2) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Articles (as then in effect), including the establishment of a series of Offered Preferred Shares and an applicable Certificate of Designation related to

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SEMCO Energy, Inc.
April 11, 2005
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the Offered Preferred Shares (the "Certificate of Designation"), and Bylaws (as
then in effect), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (4) the filing of the Certificate of Designation with the Secretary of State of the State of Michigan has duly occurred; (5) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (6) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 2, I have assumed that, at the time of issuance of any Offered Preferred Shares, the Certificate of Designation, the Bylaws and the MBCA shall not have been amended so as to affect the validity of such issuance.

            I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the heading "Validity" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                              Very truly yours,

                              /s/ Mark Prendeville

                              Deputy General Counsel